Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Set forth below are certain subsidiaries of
Corteva, Inc.

Name	Organized Under Laws Of
AG (Shanghai) Agriculture Technology Co., Ltd.	Shanghai
Ag HoldCo Mexico S. de R.L. de C.V	México
AG MX 2, Inc.	Delaware
Agricor Ltd	Zimbabwe
Agrigenetics, Inc.	Delaware
Agro Corteva Argentina S.R.L.	Argentina
Agro Corteva Chile S.A.	Chile
Agro Corteva Colombia, S.A.	Colombia
Agro Cultivos Corteva Chile S.A.	Chile
AgroStollerec S.A.	Ecuador
AgSurf Corporation	Delaware
AgVenture, Inc.	Indiana
Alforex Seeds LLC	Delaware
Ambito Das S.A.	Argentina
Arbore Industria e Comercio de Fertilizantes Ltda.	São Paulo
Biotelliga Holdings Limited	New Zealand
Caszyme, UAB – Equity Investment	Lithuania
ChacoDAS S.A.	Argentina
Christiana Insurance LLC	Delaware
Corteva (China) Investment Co., Ltd. Beijing Branch	Beijing
Corteva (China) Investment Co., Ltd. Shanghai First Branch	Shanghai
Corteva (China) Investment Co., Ltd. Shanghai Second Branch	Shanghai
Corteva (China) Investment Co., Ltd.	Shanghai
Corteva (China), LLC	Delaware
Corteva Acquisition NLD B.V.	Bergen op Zoom
Corteva Agriscience (Cambodia) Co., Ltd.	Cambodia
Corteva Agriscience (Malaysia) Sdn. Bhd.	Malaysia
Corteva Agriscience (Myanmar) Company Limited	Myanmar
Corteva Agriscience (Nantong) Co., Ltd.	Jiangsu
Corteva Agriscience (Singapore) Pte. Ltd.	Singapore
Corteva Agriscience (Thailand) Co., Ltd.	Thailand
Corteva Agriscience AB	Stockholm
Corteva Agriscience Argentina S.R.L.	Argentina
Corteva Agriscience Australia PTY Ltd	Australia
Corteva Agriscience Austria GmbH	Eisenstadt
Corteva Agriscience Bangladesh Limited	Bangladesh
Corteva Agriscience Belgium B.V.	Brussels
Corteva Agriscience Bolivia S.A.	Bolivia
Corteva Agriscience Bulgaria EOOD	Bulgaria

Corteva Agriscience Canada Company	Nova Scotia
Corteva Agriscience Chile Limitada	Chile
Corteva Agriscience Costa Rica S.A.	Costa Rica
Corteva Agriscience Cote d'Ivoire SASU	Ivory Coast
Corteva Agriscience Croatia LLC	Zagreb
Corteva Agriscience Czech s.r.o.	Czech Republic
Corteva Agriscience de Colombia S.A.S.	Colombia
Corteva Agriscience de Ecuador S.A.	Ecuador
Corteva Agriscience Denmark A/S	Copenhagen
Corteva Agriscience Denmark A/S (Estonian Branch)	Tallinn
Corteva Agriscience Denmark A/S (Latvian Branch)	Riga
Corteva Agriscience do Brasil Ltda.	Brazil
Corteva Agriscience Egypt LLC	Egypt
Corteva Agriscience eSwatini Proprietary Limited	Swaziland
Corteva Agriscience Ethiopia PLC	Ethiopia
Corteva Agriscience Finland OY	Vantaa
Corteva Agriscience Foundation	Iowa
Corteva Agriscience France S.A.S.	Versailles
Corteva Agriscience Germany GmbH	Muenchen
Corteva Agriscience Guatemala S.A.	Guatemala
Corteva Agriscience Hellas S.A.	Greece
Corteva Agriscience Holding LLC	Delaware
Corteva Agriscience Holding Sàrl	Switzerland
Corteva Agriscience Holding Spain, S.L.	Sevilla
Corteva Agriscience Hungary Zrt.	Budapest
Corteva Agriscience India Private Limited	India
Corteva Agriscience International Sàrl	Geneva
Corteva Agriscience Italia S.r.l.	Cremona
Corteva Agriscience Japan Limited	Japan
Corteva Agriscience Kazakhstan Limited Liability Partnership	Kazakhstan
Corteva Agriscience Kenya Limited	Kenya
Corteva Agriscience Korea Ltd.	Korea
Corteva Agriscience Lithuania UAB	Vilnius
Corteva Agriscience LLC	Delaware
Corteva Agriscience Maroc SARL	Morocco
Corteva Agriscience MCS LLC	Iowa
Corteva Agriscience Mexico S. de R. L. de C. V.	México
Corteva Agriscience MW Limited	Malawi
Corteva Agriscience Netherlands B.V.	Bergen op Zoom
Corteva Agriscience New Zealand Ltd	New Zealand
Corteva Agriscience Nigeria Limited	Nigeria
Corteva Agriscience Pacific Limited	Hong Kong
Corteva Agriscience Pakistan Limited	Pakistan
Corteva Agriscience Paraguay S.A.	Paraguay
Corteva Agriscience Perú SAC	Peru
Corteva Agriscience Philippines, Inc.	Philippines
Corteva Agriscience Poland Sp. z o.o.	Warsaw

Corteva Agriscience Portugal, S.A.	Portugal
Corteva Agriscience Puerto Rico, Inc.	Iowa
Corteva Agriscience Romania S.R.L.	Romania
Corteva Agriscience RSA Proprietary Limited	Delaware
Corteva Agriscience RSA Proprietary Limited	South Africa
Corteva Agriscience Rus LLC	Russia
Corteva Agriscience S. de R.L. de C.V.	México
Corteva Agriscience Seeds Private Limited	India
Corteva Agriscience Services India Private Limited	India
Corteva Agriscience SLO d.o.o.	Slovenia
Corteva Agriscience Slovakia s.r.o.	Bratislava
Corteva Agriscience Spain, S.L.U.	Asturias
Corteva Agriscience SRB d.o.o.	Serbia
Corteva Agriscience Taiwan Co., Ltd.	Taiwan
Corteva Agriscience Tanzania Limited	Tanzania
Corteva Agriscience UK Limited	Cambridge
Corteva Agriscience Ukraine LLC	Ukraine
Corteva Agriscience Uruguay S.A.	Uruguay
Corteva Agriscience Vietnam Co., Ltd.	Vietnam
Corteva Agriscience Vzla, C.A.	Venezuela
Corteva Agriscience Worldwide, LLC	Delaware
Corteva Agriscience Zambia Limited	Zambia
Corteva Agriscience Zimbabwe (Private) Limited	Zimbabwe
Corteva Asia Pacific Inc.	Delaware
Corteva Asia Pacific Inc. Philippine Branch	Philippines
Corteva Biologics US, LLC	Delaware
Corteva Bolivia S.R.L.	Bolivia
Corteva CP Products SA (Pty) Ltd	South Africa
Corteva Crop (Singapore) Pte. Ltd.	Singapore
Corteva Crop India Private Limited	India
Corteva Crop Pakistan (Private) Limited	Pakistan
Corteva Crop Solutions HUN Kft.	Budapest
Corteva Crop Solutions Rom S.R.L.	Romania
Corteva Crop Solutions SA (Pty) Ltd	South Africa
Corteva Crop Taiwan Ltd.	Taiwan
Corteva Egypt Seeds S.A.E.	Egypt
Corteva Finance Company B.V.	Hoek
Corteva Global Holding II Inc.	Delaware
Corteva Global Holding Inc.	Delaware
Corteva Holding France S.A.S.	Versailles
Corteva Holding Mauritius Limited	Mauritius
Corteva Holding Netherlands 1 B.V.	Hoek
Corteva Holding Netherlands 2 B.V.	Bergen op Zoom
Corteva Holding Netherlands 3 B.V.	Bergen op Zoom
Corteva Holding Netherlands 4 B.V.	Bergen op Zoom
Corteva Holding SA (Pty) Ltd	South Africa
Corteva Holding Switzerland Sàrl	Geneva

Corteva Holding Zimbabwe (Private) Limited	Zimbabwe
Corteva Holdings NZ Limited	New Zealand
Corteva India Limited, LLC	Delaware
Corteva International Holding Corporation	Delaware
Corteva Investment Switzerland Sàrl	Geneva
Corteva Japan Ltd.	Japan
Corteva MX S.A. de C.V.	México
Corteva Seeds Argentina S.R.L.	Argentina
Corteva Seeds Paraguay S.R.L.	Paraguay
Corteva Seeds RSA Proprietary Limited	South Africa
Corteva Services Sàrl	Geneva
Corteva Turkey Tarim A.S.	Adana
Corteva Turkey Tohumculuk A.S.	Adana
Corteva US Feedstocks Company, LLC	Delaware
Corteva, Inc.	Delaware
CTVA Mexicana S. de R.L. de C.V.	México
CTVA Proteção de Cultivos Ltda.	Brazil
Daser Agro S.A.	Argentina
DDP AgroSciences Kenya Limited	Kenya
DDP AgroSciences Nigeria Limited	Nigeria
DDP AgroSciences US DCOMCO, LLC	Delaware
Desab S.A.	Argentina
Dikanka Nasinnia LLC	Ukraine
Dow AgroSciences B.V. (Philippines Branch Office)	Philippines
Dow AgroSciences Export SAS (Egypt Rep. Office)	Egypt
Dow Agrosciences Export SAS (Ivory Coast Rep Office)	Ivory Coast
Dow AgroSciences OOO	Russia
Dow AgroSciences Vertriebsgesellschaft m.b.H.	Eisenstadt
Dow AgroSciences Vertriebsgesellschaft m.b.H. (Russian Representative Office)	Russia
Dow AgroSciences Vertriebsgesellschaft m.b.H. (Ukraine Representative Office)	Ukraine
Dow Venezuela, C.A.	Venezuela
Dunhuang Seed Pioneer Hi-Bred Company Limited	Gansu
DuPont Capital Management Corporation	Delaware
DuPont Pioneer Investment Co., Ltd.	Beijing
DuPont Science and Technologies LLC	Russia
DuPont Ukraine LLC	Ukraine
EIDP, Inc	Delaware
Eyal S.A.	Uruguay
Fedea S.A.	Argentina
Glen Biotech, S.L.U.	San Vicente del Raspeig
Grainit S.R.L.	Italy
Granular Brasil Licenciamento e Distribuição de Software de Agricultura Ltda.	Brazil
Granular Canada Company	Nova Scotia
Granular, LLC	Delaware
Griffin L.L.C. Valdosta, Georgia	Delaware
Guang An LiVa Chemical Co., Ltd.	Sichuan
Hoegemeyer Hybrids, Inc.	Nebraska

Lavie Bio	Israel
Organic Symbiosis, S. de	Tlalnepantla De Baz
Orion Mexico, LLC	Delaware
Pannar Properties Zambia Limited	Zambia
Pannar Seed (Pty) Ltd.	South Africa
Pannar Seed (Zimbabwe) Private Limited	Zimbabwe
Pannar Seed Kenya Ltd.	Kenya
Pannar Seed Lda	Mozambique
PD Glycol LP	Texas
PHI Financial Services Canada Limited	Canada
PHI Financial Services, Inc.	Iowa
PHI Mexico, S.A. de C.V.	México
PhPhilippines Holdings Inc.	Philippines
Pioneer Argentina, S.R.L.	Argentina
Pioneer DuPont Zambia Limited	Zambia
Pioneer Génétique Sàrl	Toulouse
Pioneer Hi-Bred (Switzerland) S.A.	Geneva
Pioneer Hi-Bred (Thailand) Co. Limited	Thailand
Pioneer Hi-Bred Australia, Pty Ltd.	Australia
Pioneer Hi-Bred Canada Company	Nova Scotia
Pioneer Hi-Bred International Production Limited	Turks And Caicos Islands
Pioneer Hi-Bred International, Inc.	Iowa
Pioneer Hi-Bred Italia S.r.l.	Cremona
Pioneer Hi-Bred Italia Sementi S.r.l.	Parma
Pioneer Hi-Bred Italia Servizi Agronomici S.r.l.	Cremona
Pioneer Hi-Bred Magyarorszag Kft	Budapest
Pioneer Hi-Bred Northern Europe Sales Division GmbH	Muenchen
Pioneer Hi-Bred Northern Europe Sales Division GmbH (Austria Branch)	Eisenstadt
Pioneer Hi-Bred Northern Europe Sales Division GmbH (Belgium Branch)	Brussels
Pioneer Hi-Bred Northern Europe Sales Division GmbH (Czech Republic Branch)	Prague
Pioneer Hi-Bred Northern Europe Sales Division GmbH (Netherlands Branch)	Breda
Pioneer Hi-Bred Northern Europe Sales Division GmbH (UK Branch)	Cambridge
Pioneer Hi-Bred Northern Europe Service Division GmbH	Muenchen
Pioneer Hi-Bred Poland Sp z.o.o.	Warsaw
Pioneer HI-Bred Private Limited	India
Pioneer Hi-Bred Production Company	Nova Scotia
Pioneer Hi-Bred Romania S.R.L.	Romania
Pioneer Hi-Bred Spain, S.L.	Sevilla
Pioneer HI-Bred Vietnam Limited	Vietnam
Pioneer Mexico Holdings LLC	Iowa
Pioneer Overseas Corporation	Iowa
Pioneer Overseas Corporation (Branch in Belgium)	Brussels
Pioneer Overseas Corporation (Branch in Egypt)	Egypt
Pioneer Overseas Corporation (Branch in India)	India
Pioneer Overseas Corporation (Branch in Zimbabwe)	Zimbabwe
Pioneer Overseas Corporation (Singapore) Pte Ltd	Singapore
Pioneer Overseas Corporation	Luleburgaz

Pioneer Seeds, LLC	Iowa
Pioneer Semences S.A.S	Toulouse
Pioneer Tohumculuk Distribution and Marketing	Adana
Pitt-Consol Chemical Company	New Jersey
Prochrom Internacional S.A.	Uruguay
Production Agriscience (Australia) Pty Ltd	Australia
PT Corteva Agriscience Indonesia	Indonesia
PT Corteva Agriscience Manufacturing Indonesia	Indonesia
PT Corteva Agriscience Seeds Indonesia	Indonesia
Quimicas Stoller de Centro America Sociedad Anonima	Guatemala
Quorum Vital Investments, S.L.U.	Murcia
Rindes y Cultivos DAS S.A.	Argentina
Rizoflora - Biotecnologia Ltda.	Vicosa
Seed Consultants Inc.	Ohio
Semillas Pioneer de Venezuela C.A.	Venezuela
Shandong Denghai Pioneer Seeds Company Limited	Shangdong
Sporting Goods Properties, Inc.	Delaware
Stasi Nasinnia LLC	Ukraine
Stoller (Qingdao) Agricultural Technology Co., Ltd.	Qingdao
Stoller Argentina S.A.U.	Argentina
Stoller Australia Pty. Limited	Largs Bay
Stoller Bio Science India Private Limited	Pune
Stoller Biociencias SRL	C.A.B.A.
Stoller Colombia S.A.	Zipaquira
Stoller Costa Rica S.A.	San Jose
Stoller de Chile SpA	Chile
Stoller del Peru S.A.	Magdalena del Mar
Stoller do Brasil Ltda.	Brazil
Stoller Enterprises Export, Inc.	Texas
Stoller Enterprises, Inc.	Texas
Stoller Enterprises, Ltd.	Regina
Stoller Europe, S.L.U.	Alicante
Stoller Group, Inc.	Delaware
Stoller International, Inc.	Texas
Stoller México S.A. de C.V	Leon
Stoller Paraguay S.R.L.	Paraguay
Stoller Philippines, Inc.	San Juan
Stoller South Africa (Pty) Ltd	Nelspruit
Stoller Turkey Organik Tarim Sanayi Ticaret A.S.	Izmir
Stoller Uruguay SA	Montevideo
Stoller USA, Inc.	Texas
Sumidas JV S.A.	Argentina
Symborg (Shanghai) Trading Co, Ltd.	Shanghai
Symborg Business Development, S.L.U.	Murcia
Symborg Chile, SPA	Santiago, Chile
Symborg Corporate, S.L.U.	Murcia
Symborg Espana & Portugal, S.L.U.	Murcia
Symborg France, SASU	Bayonne
Symborg Participacoes Ltda.	São Paulo

Symborg Peru S.A.C.	Peru
Symborg Turkey Tarim A.S.	Antalya
Symborg, Inc.	California
Symborg, S.L.U.	Murcia
Terramar JV S.A.	Argentina
The Rep Office of Corteva Agriscience Netherlands B.V in Ho Chi Minh City	Vietnam
The Rep Office of DuPont Far East Inc, in Ho Chi Minh City	Vietnam
Thinkbio Europe, S.L.U.	Spain
ThinkBio Pty Ltd	Waverley
Tieling Pioneer Seed Research Co., Ltd. Jinan Branch	Shangdong
Tieling Pioneer Seed Research Co., Ltd. Sanya Branch	Hainan
Tieling Pioneer Seed Research Co., Ltd. Taiyuan Branch	Shanxi
Tieling Pioneer Seed Research Co., Ltd. Xinxiang Branch	Henan
Tieling Pioneer Seed Research Co., Ltd.	Liaoning
Tieling Pioneer Seed Research Co., Ltd., Beijing Branch	Beijing
Tieling Pioneer Seed Research Co., Ltd., Changchun Branch	Jiling
Ubajay DAS S.A.	Argentina